Exhibit 99.1

                                   [GRAPHIC]

                            SELIGMAN NEW TECHNOLOGIES
                                      FUND

                               Quarterly Booklet

                                 SEPTEMBER 2005

This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Seligman New Technologies Fund is closed to new investment. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and should not be so construed. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783. Total returns of the Fund as of the most recent month-end will be made available at www.seligman.com by the seventh business day following that month-end.

On February 25, 2004, a special meeting of the stockholders of Seligman New Technologies Fund, Inc. (the "Fund") was held. At the meeting, the following proposals were approved by the Fund's stockholders in accordance with applicable law: (i) a proposal to authorize a plan to liquidate and dissolve the Fund and
(ii) a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock. As a result of the foregoing, the Fund's investment manager is implementing the Fund's plan of liquidation. The Fund expects that the process of liquidating the Fund's investments will take several years to complete due to the illiquid nature of a substantial portion of its assets.

The Seligman New Technologies Fund is a closed-end fund and shareholders are not able to redeem their shares. Please keep in mind there is no guarantee as to the accuracy of market forecasts contained herein. Opinions, estimates and forecasts may be changed without notice. Past performance is not a guarantee of future results.

SELIGMAN NEW TECHNOLOGIES FUND

      I.    PORTFOLIO MANAGER COMMENTARY

      II.   TOP PRIVATE HOLDINGS PROFILES

      III.  PERFORMANCE AND PORTFOLIO ANALYSIS

      IV.   INVESTMENTGROUP

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                                PORTFOLIO MANAGER
                                   COMMENTARY

SELIGMAN NEW TECHNOLOGIES FUND

Manager Commentary (as of 10/12/05)

Private Market Analysis

Merger and acquisition activity, liquidity events, and the IPO market have improved since the first half of 2005. According to Dow Jones' VentureOne, a leading provider of information and analysis to the venture capital industry, 82 US venture-backed companies were acquired for a total of $6.02 billion in the third quarter of 2005. That translates into a value per deal of $73 million, which is lower than the June quarter's figure of $88 million and a 20% increase over the year-ago quarter's value of $61 million. In 2004, total investment for mergers and acquisitions for startups was $23 billion. With year-to-date figures for 2005 currently at $21 billion, 2005 will likely be the strongest year for mergers and acquisitions since 2000.

Technology stocks are virtually flat for the year. The cautious public-market climate continues to cause the other main exit avenue, initial public offerings, to be somewhat restricted, although better than in the first half of the year. There were 17 IPOs in the third quarter this year, compared with 14 in the third quarter of 2004 and 12 in the first half of 2005. $950 million was raised in these initial public offerings, which is less than the $1.7 billion raised for the same period last year (of which $1.2 billion was for Google alone). Five of the IPOs this quarter were from Information Technology companies, compared with seven from Health Care companies.

We remain cautious regarding the economy and specifically Information Technology. There is still a large amount of outstanding capital chasing startups. A recent Dow Jones VentureWire Newsletter article highlighted a number of brand name venture firms that intend to launch new mega funds, anywhere from $800 million to up to $2 billion each, in the next six to eight months. These offering sizes are at least as large as their previous funds, and early demand has been strong even though the average fund size is significantly higher than the $250 million to $500 million range that most brand name venture firms, especially early-stage firms, have gravitated towards in the past two years. This same article suggests that these mega funds are being raised on top of an already busy fundraising season. According to data from another Dow Jones publication, The Private Equity Analyst, investor demand is driving venture capital fundraising to the highest levels since the bubble burst in 2001, with 82 venture capital firms raising $18.5 billion for their funds in the first three quarters of 2005. With an abundance of capital remaining, we do not foresee the overhang in venture capital and private equity abating in the near term. We believe the previous trends we have identified and discussed in the past, such as excessive valuations for the best late-stage venture companies and the general overcrowding of technology market segments that comes from too much money chasing too many deals, will continue for the foreseeable future.

A Note About GMP

In the past, due to confidentiality agreements we have with each of our portfolio companies, we have been restricted from disclosing details regarding valuation changes since they contain material, non-public information. Due to large impact of the GMP Companies write-down on the portfolio, however, we have obtained special permission from the GMP to provide reasonable disclosure.

The GMP write-down (effective 10/6/05) was primarily due to disappointment in INGAP Peptide, a product that was designed to treat diabetes mellitus. It is a product that had garnered interest from strategic partners, resulting in a collaboration agreement involving significant milestone payments. Unfortunately, the conclusion of Phase 2 clinical trials for INGAP Peptide showed that the efficacy results did not consistently demonstrate a clinically meaningful therapeutic benefit. The results indicated that additional research and development activities would be required to enhance and validate the effectiveness of this approach to treating diabetes. GMP's existing partner has subsequently decided to discontinue the INGAP collaboration. GMP is actively seeking a new partner to potentially progress the development of this technology.

Also, GMP Companies has restructured the organization and has put in place a new management team. The Company has streamlined its R&D portfolio and has reorganized into three divisions: Therapeutics, Medical Devices & Diagnostics and Wireless Medicine. As we have mentioned on previous calls, Shelley Hartman joined GMP last November as President and CEO. Dr. Scott Mohrland is now Executive Vice President, Therapeutics Division. Dr. George Titus is now Senior Vice President, Medical Devices and Diagnostics. Matt

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SELIGMAN NEW TECHNOLOGIES FUND

Likens remains responsible for the Wireless business. John Huntz, Jr. continues to be Chairman of the Board. Dr. Bart Chernow, the former CEO, is working part time as Chief Technical Officer. The former Heads of R&D and Global Strategy are no longer with the Company.

After undergoing this major restructuring and also significant cost cutting, GMP Companies is currently in the process of raising money for its subsidiaries and/or parent company. They expect a financing round to occur within the next twelve months.

Venture Capital Pricing Policy

J. & W. Seligman & Co. Incorporated (the "Manager") will change the fair value of a security in the portfolio based on an analysis of the information available to it. In particular, in determining fair value, the Manager places great emphasis on the financial and business condition of the venture capital companies relative to their respective business plans. In addition to changes resulting from analysis of the venture capital company's success in meeting its model, the Manager will review the fair value of a security when the Manager becomes aware of new information (whether internal or external to the venture capital company) affecting the venture capital company's ability to generate shareholder value.

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                                  TOP PRIVATE
                               HOLDINGS PROFILES

SELIGMAN NEW TECHNOLOGIES FUND

Top 10 Private Holdings (as of 10/31/05)


                                 -----------------------------------------------
GMP Companies, Inc.              Headquarters: Fort Lauderdale, FL
-------------------------------- Founded: 1999
                                 www.gmpcompanies.com
                                 Industry/Sector: Other -- Medical Technologies
                                 -----------------------------------------------

Company Description:

      GMP Companies, Inc. is a global healthcare company that seeks to acquire, develop and commercialize medical technologies. These technologies are typically licensed from academic medical centers, individual inventors, research institutions and partner companies. Through the Company's two areas of focus, medical technology and biotechnology, it is developing and commercializing various medical products relating to the treatment and care of patients with medical conditions including diabetes, glaucoma, genetic diseases, cardiovascular diseases, cancer, immunologic diseases and neurologic disorders.

      The Company has established a fully integrated infrastructure that offers each business unit a direct connection to resources and expertise that spans medicine, science, engineering, law, business and more. The Company's approach reduces the organizational, administrative and financial burdens on individual business units, freeing innovators to concentrate on their research activities. Using a "research bench to patient" approach attempts to ensure that every aspect of the process is shepherded by experts in each functional area, which the Company believes increases the probability of success.

                                              ----------------------------------
WaldenVC II, L.P.                             Headquarters: San Francisco, CA
--------------------------------------------- Founded: 1974
                                              www.waldenvc.com
                                              Industry/Sector: Fund of Funds
                                              ----------------------------------
Company Description:

      WaldenVC is a San Francisco-based venture capital firm that invests in technology and media companies. Focus areas include software, media, information and education services, and emerging platforms.

      WaldenVC's core strengths include the following:

      o Hands-On Experience: WaldenVC's general partners and venture partners have operating experience at technology and new media companies and a long track record of growing startups.

      o Corporate Investors: In addition to investing in the fund, WaldenVC's corporate investors bring a wealth of contacts and channels that enables WaldenVC's portfolio companies to grow.

      o Investment Banking Background: With deep contacts in the investment banking world, WaldenVC's partners can play a key role in introducing private companies to potential partners and helping companies evaluate all of their strategic options.

      o International Network: WaldenVC is part of The Walden Group, a twenty-eight-year old network of venture funds that comprises Walden Israel, Walden International Investment Group, as well as numerous other funds, primarily in Asia.

                                                   -----------------------------
iBiquity Digital Corp.                             Headquarters: Columbia, MD
-------------------------------------------------- Founded: 1998
                                                   www.ibiquity.com
                                                   Industry/Sector: Wireless
                                                   -----------------------------
Company Description:

      iBiquity Digital Corporation (iBiquity) is the developer of the HD Radio(TM) digital broadcasting technology that enables digital radio signals to ride the same airwaves as analog AM/FM radio. HD Radio allows any radio station to deliver CD-like sound to the listening public, along with wireless data services carrying information such as news and entertainment. This is an FCC-approved system that provides for true, end-to-end digital broadcasting within the existing spectrum in conjunction with continued analog broadcasts to legacy receivers.

      Since the FCC has approved HD Radio as the digital AM/FM system for the US market, the nation's AM and FM broadcasters and radio receivers can transition from analog to digital over the course of the next several years. Radio stations in 100 markets have begun the transition to HD Radio technology, reaching 65% of the US population. As HD Radio has been designed to work within the current AM and FM spectrum allocations, consumers will be able to enjoy continued use of their existing analog receivers as well as benefit from the higher quality and additional services offered by the new generation of HD Radio-equipped receivers.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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                                        ----------------------------------------------
                                        Headquarters: San Francisco, CA
LifeMasters Supported SelfCare, Inc.    Founded: 1994
--------------------------------------- www.lifemasters.com
                                        Industry/Sector: Digital Enabling Technologies
                                        ----------------------------------------------

Company Description:

      LifeMasters(TM) Supported SelfCare, Inc. is an interactive disease management company dedicated to improving clinical outcomes for individuals, providing decision support for physicians, and reducing costs for payors. The Company consists of medical professionals, information specialists, and administrators with offices in Irvine, South San Francisco, and Sacramento, California and Albuquerque, New Mexico. LifeMasters partners with health plans, physician organizations, and employers.

      LifeMasters is fully accredited by the National Committee for Quality Assurance (NCQA) to provide disease management services in each of five disease categories, including: diabetes, congestive heart failure (CHF), coronary artery disease (CAD), chronic obstructive pulmonary disease
      (COPD) and asthma.

      Founded in 1994 by Harvard-trained physician David E. Goodman, MD, LifeMasters is among the first healthcare companies in the nation to provide disease management for chronically ill individuals by combining communications technology with ongoing nursing support. LifeMasters offers a suite of condition-specific chronic illness management programs to help those suffering from one or more chronic diseases. Programs are available in all 50 states, the District of Columbia, and Puerto Rico.

      LifeMasters' customers are organizations that are accountable for the cost and quality of healthcare. They include leading health plans, employers and governmental organizations. Reimbursement options range from individual case rates to risk-sharing population-based arrangements.

                                           -------------------------------------
                                           Headquarters: Lawrenceville, NJ
Edison Venture Fund IV, L.P.               Founded: 1986
------------------------------------------ www.edisonventure.com
                                           Industry/Sector: Fund of Funds
                                           -------------------------------------

Company Description:

      Edison invests in expansion stage ($5 to 20 million revenue) information technology companies located in the New York City to Virginia corridor. They invest $3 to 5 million initially and usually are the sole or lead investor.

      Their diversified strategy includes venture capital, expansion financings, management buyouts, consolidations, and secondary stock purchases.

      Edison's Limited Partners include commercial and investment banks, major industrial corporations, insurance companies, pension funds and government agencies. These top institutions may provide financing, serve as a business partner and purchase products from Edison backed companies.

                                                  ------------------------------
                                                  Headquarters: Costa Mesa, CA
Innocal II, L.P.                                  Founded: 1999
------------------------------------------------- www.innocal.com
                                                  Industry/Sector: Fund of Funds
                                                  ------------------------------
Company Description:

      InnoCal is a private venture capital firm funded by institutional and private investors. They focus on investing in early stage information technology with the majority of investments located in Southern California. InnoCal is an information technology venture investor and as such are currently focused on enterprise software, wireless technologies, communications, Internet and broadband technologies, and high growth businesses in other viable IT sectors. The partners at InnoCal work as a team and collectively have over 65 years of experience in venture capital. Total investment in a given portfolio company may range from $1 million to $5 million, with $3 million as an average initial investment. Typically, they are lead investors, often times leading a syndicate of multiple venture capital or strategic investors.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.

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                             ---------------------------------------------------
                             Headquarters: Englewood, CO
The Petroleum Place, Inc.    Founded: 1995
---------------------------- www.petroleumplace.com
                             Industry/Sector: Enterprise Business Infrastructure
                             ---------------------------------------------------
Company Description:

      Petroleum Place (P2) provides a suite of transaction services and software solutions for the upstream energy industry. P2 offers integrated financial and operational management systems and a suite of data access and analysis software. Enterprise software products and services are offered through P2 Energy Solutions (P2ES), established through the merger of Paradigm Technologies, Novistar and Petroleum Financial (PFI). P2ES has implemented financial and operational management systems at more than 210 companies, including major integrated companies and leading independents.

      Transaction Services are offered through three subsidiary companies - The Oil & Gas Asset Clearinghouse, Petroleum Place Energy Advisors and Petro TradeLinks. Through these companies, Petroleum Place offers a comprehensive suite of transaction and brokerage services for the acquisition and divestiture of oil and gas properties. The Oil & Gas Asset Clearinghouse is a provider of auction services. The Clearinghouse hosts regularly scheduled auctions that feature both live floor and Internet bidding. Properties are marketed to The Clearinghouse's qualified network of thousands of buyers through both a printed auction sale brochure and online through Data Room Explorer.

      Petroleum Place Energy Advisors provides negotiated transaction and advisory services for the acquisition and divestiture of oil and gas properties. Managed by a team of acquisition and divestiture professionals, Petroleum Place Energy Advisors employs a full complement of geotechnical services and utilizes Internet platforms for the marketing and evaluation of properties and prospects. Petro TradeLinks is a members-only organization for senior acquisition and divestiture managers representing 60 energy companies. Members can review properties available for sale or trade in a secure environment hosted on P2 and network with other members either online or at events to facilitate transactions.

      In addition, P2 offers AssetExplorer, an e-marketing services and technology platform that enables the effective, efficient online marketing of assets. Assets are featured in electronic data rooms (EDR) on the P2 Web site and marketed to a broad, yet targeted group of prospective buyers. AssetExplorer is suited for the marketing of prospects, joint ventures, farmouts, leases and licenses. The Clearinghouse, P2 Energy Advisors and Petro TradeLinks also utilize AssetExplorer as a platform to promote and enable the evaluation of properties and packages. P2 provides dedicated Internet technology, development and support for its subsidiary companies, enabling each to focus on their core business while extending their offerings to the Internet.

      Through Strata Web Systems, P2 offers a suite of online data access and analysis applications - DataMap, Query Manager and Production Data Analysis - designed to provide access to and analysis of US and Canadian industry data.

                                 ----------------------------------------------------
                                 Headquarters: Foster City, CA
QuinStreet, Inc.                 Founded: 1999
-------------------------------  www.quinstreet.com
                                 Industry/Sector: Enterprise Business Infrastructure
                                 ----------------------------------------------------

Company Description:

      QuinStreet provides Internet marketing services to clients that have historically acquired customers via direct marketing, direct response, and direct selling. QuinStreet combines a "pay for performance" business model with a comprehensive approach to meeting client customer acquisition demands. The Company's capabilities include online marketing & merchandising, targeted distribution activation and management, and "full-stack" direct marketing and network management technologies.

      QuinStreet's Direct Marketing Services group provides lead generation and customer acquisition programs online for specialty consumer good and services. They also have a Direct Selling Services group that provides technology solutions for direct selling companies. This functionality includes web sites (for each distributor), online enrollment, online ordering, online reporting, commission/genealogy systems, e-commerce to direct selling companies. This allows distributors to spend more time on selling rather than order processing (increase revenues) and lower the cost per order (cost reduction).

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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                                 -----------------------------------------------
                                 Headquarters: Pittsburgh, PA
Access Data Corporation          Founded: 1997
-------------------------------  www.accessdc.com
                                 Industry/Sector: Digital Enabling Technologies
                                 -----------------------------------------------

Company Description:

      Access Data Corporation is a provider of web-native application solutions to the investment management and financial services industries. Access Data offers clients a comprehensive suite of software applications and professional service offerings to integrate and automate critical investment management and investment sales reporting functions. It is a specialty firm dedicated to the financial services industry, offering business, technical, creative, software, and managed hosting services - all under one roof. Drawing upon extensive "client-side" experience, the firm has transitioned from a pure professional services company to a product-based focus. Access Data's product offerings include:

      o Access Data SalesVision(SM) -- a web-native analytical data warehouse and comprehensive reporting solution for the asset management industry

      o ACCESSkm(SM) -- a knowledge management solution for the financial and professional services industry

      o CallTrends(SM) -- an automated call center monitoring and reporting tool

      o InTouch(SM) -- a real-time customer feedback and analysis tool for call center support

                                ------------------------------------------------
                                Headquarters: New York, NY
Index Stock Industry            Founded: 1991
------------------------------  www.indexstock.com
                                Industry/Sector: Digital Enabling Technologies
                                ------------------------------------------------
Company Description:

      Index Stock Imagery, Inc., is a source of photographs, illustrations, and digital images. It represents professional photographers and independent still image providers and has agents in many foreign countries. Index was among the first stock agencies to begin storing and distributing images electronically. It started scanning its collection in 1992 and launched its first e-commerce site in 1994. The agency now has a large collection of commercially available images on-line.

      Index Stock Imagery is also the parent company of Photos To Go, a large source of images for small businesses and consumers. At www.photostogo.com, this division of Index provides images, prints, posters, and postcards for all types of small business and home business uses. Index also supports a leading image subscription service, WebSpice. This product includes clip art images and photographs that are all suitable for use in building Web sites and digital products.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.

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                                PERFORMANCE AND
                               PORTFOLIO ANALYSIS

SELIGMAN NEW TECHNOLOGIES FUND

Performance & Portfolio Analysis (10/31/05)

----------------------
New Technologies Fund Inception Date: 07/27/1999
----------------------

Performance data quoted herein represents past performance. Past performance is no guarantee of future results. The rate of return will vary and the principal value of an investment will fluctuate. Current performance may be higher or lower than the performance data quoted. Total returns of the Fund as of the most recent month-end will be made available at www.seligman.com by the seventh business day following that month-end. Returns for the Fund assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value. The fund performance figures for inception to date and average annual return since inception include a 3% maximum sales charge. The one-year, five-year and year to date figures do not. Since the funds are not open for new investments, applying sales charges to the recent performance numbers distorts the actual performance of the funds. An investment in the Fund involves investment risks, including the possible loss of principal.

-----------------                                        Goldman         Goldman
Portfolio Returns                           Fund           Sachs          Sachs
-----------------                       Performance     Tech Index    Blended Index(1)
-------------------------------------------------------------------------------------
Cumulative Total Return Since Inception    (84.9%)          (3.9%)         (38.7%)
-------------------------------------------------------------------------------------
Average Annual Return Since Inception      (26.1%)          (7.6%)          (7.5%)
-------------------------------------------------------------------------------------
Five Year Annual Average Return            (37.6%)         (14.2%)         (15.1%)
-------------------------------------------------------------------------------------
One Year Total Return                      (28.9%)          (6.2)%          12.0%
-------------------------------------------------------------------------------------
YTD Total Return                           (16.1)%          (2.6)%           1.2%
-------------------------------------------------------------------------------------



--------------------------
Sector Analysis (% of NAV)
--------------------------

                                          Public         Private           Total
-------------------------------------------------------------------------------------
Broadband and Fiber Optics                   0.0%            0.0%            0.0%
-------------------------------------------------------------------------------------
Digital Enabling Technologies                0.3%           20.3%           20.6%
-------------------------------------------------------------------------------------
Enterprise Business Infrastructure           0.0%            8.6%            8.6%
-------------------------------------------------------------------------------------
Internet Business-to-Consumer                0.0%            0.0%            0.0%
-------------------------------------------------------------------------------------
Wireless                                     0.0%           11.1%           11.1%
-------------------------------------------------------------------------------------
Other                                       17.2%           42.5%           59.7%
-------------------------------------------------------------------------------------
Total                                       17.5%           82.5%          100.0%
-------------------------------------------------------------------------------------
Top Holdings
-------------------------------------------------------------------------------------

-----------------------             --------------------------------
Top 10 Private Holdings             Venture Capital Liquidity Events
-----------------------             --------------------------------

(Represents 75.1% of Net Assets)    Completed IPOs Since Inception          15

GMP Companies                       Companies Acquired by
                                    Third Party Since Inception             28
WaldenVC II
                                    Companies Currently in
iBiquity Digital                    SEC Registration                         0

LifeMasters Supported SelfCare      Total Private Investments

Edison Venture Fund IV              Since Inception                        115

InnoCal II                          Failed Investments(2)                   43

The Petroleum Place

QuinStreet

Access Data

Index Stock Imagery

-------------------------------
Venture Capital Private Funding                          Percent of Net Assets
-------------------------------

Private Securities                                                 82.5%
   Private Securities Funded to Break-Even(3)                      60.4%
   Private Securities Subject to Financing Risk(4)                 22.1%

Average Months Remaining Cash for Operations
(for Private Securities Subject to Financing Risk)                  1.1

See footnotes on page 13. This page and the information contained herein cannot be reviewed, discussed or shown unless accompanied by the footnotes contained on page 13 of this Quarterly Booklet.


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Footnotes

On February 25, 2004, a special meeting of the stockholders of Seligman New Technologies Fund, Inc. (the "Fund") was held. At the meeting, the following proposals were approved by the Fund's stockholders in accordance with applicable law: (i) a proposal to authorize a plan to liquidate and dissolve the Fund and
(ii) a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock. As a result of the foregoing, the Fund's investment manager is implementing the Fund's plan of liquidation. The Fund expects that the process of liquidating the Fund's investments will take several years to complete due to the illiquid nature of a substantial portion of its assets.

The Fund currently has no assets available for new investments in venture capital companies, although the Fund is permitted to make follow-on investments in current portfolio companies under certain circumstances.

The Portfolio holdings are subject to change.

The Fund invests primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. Additionally, such stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Please consult the Fund's prospectus for more information about risk.

Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

(1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated ("Seligman"), the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol:
      GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds' holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors. The Funds are actively managed and their holdings are subject to change.

(2) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

(3) Seligman evaluates each private company in the portfolio and determines whether, in its view, a company may reach break-even/profitability with existing capital. If a company is classified as "Funded to Break-Even" it means that it is able, in the opinion of Seligman, to fund its operations without additional outside financing. That determination may differ significantly from the view of the company itself and from actual results. There can be no assurances that such companies will actually break-even or remain or become profitable.

(4) Those companies that, in the opinion of Seligman, do not currently have sufficient capital to reach break-even.

This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund. For more information, including a prospectus that contains information about fees, expenses and risks, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.


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                                INVESTMENT GROUP

SELIGMAN NEW TECHNOLOGIES FUND

      [PHOTO]                          [PHOTO]                         [PHOTO]                  [PHOTO]

Richard M. Parower, CFA         Reema D. Shah                   Lauren Wu                    Vishal Saluja

Managing Director               Managing Director               Senior Vice President/       Managing Director
(New York)                      (California)                    Head of Venture Capital      (California)

Joined Seligman: 2000           Joined Seligman: 2000           Investment (California)
                                                                                             Joined Seligman: 2000
Investment/Industry             Investment/Industry             Joined Seligman: 2001
Experience: 10 years            Experience: 8 years                                          Investment/Industry
                                                                Investment Experience:       Experience: 12 years
Co-Portfolio Manager for        Co-Portfolio Manager for        6 years
Seligman New Technologies       Seligman New Technologies                                    Prior Experience:
Fund and Seligman New           Fund and Seligman New           Co-Portfolio Manager for     Vice President, focusing
Technologies Fund II and        Technologies Fund II and        Seligman New Technologies    on late-stage venture
Seligman New Technologies       Seligman New Technologies       Fund and Seligman New        capital technology
Venture Fund and Seligman       Venture Fund and Seligman       Technologies Fund II and     investments, Franklin
New Technologies Venture        New Technologies Venture        Seligman New Technologies    Templeton Group.
Fund II.                        Fund II.                        Venture Fund and Seligman    Engagement Manager
Also manages Seligman                                           New Technologies Venture     focusing on financial
Global Technology Fund.         Prior Experience:               Fund II.                     services industry at
                                Senior Research Analyst                                      McKinsey & Co.
Prior Experience:               covering data/transaction       Prior Experience:
Senior Analyst covering         processing at Credit            Associate, Wasserstein       Education:
Global IT at Citibank           Suisse First Boston.            Ventures. Associate,         BS (Finance) summa cum
Global Asset Management.        Software Research               Financial Sponsors           laude / BAS (Applied
Senior Analyst with             Analyst/E-Commerce              Investment Banking at        Science) - University of
Montgomery Asset                Applications and Tools          Merrill Lynch. Business      Pennsylvania/Wharton and
Management. Securities          with DLJ Technology Group.      Analyst at McKinsey & Co.    School of Engineering; MBA
Analyst with GT Capital         Investment Analyst Intern                                    - Stanford
Management and Cowen Asset      at Fayez Sarofim & Co.          Education:
Management.                     Technology Equity               BS (Industrial Engineering   Private Industry
                                Research Associate with         Wilson Medal Scholar)        Coverage:
Education:                      Morgan Stanley.                 -University of Toronto;      Networking, Wireline
BA (Economics)                                                  MBA (Financial Management)   Equipment
-Washington University; MBA     Education:                      -MIT/Sloan
(Finance/International          BA (Psychology) and BS                                       Public Industry Coverage:
Business) - Columbia            (Finance) magna cum laude       Private Industry             Electronic Design
                                - University of                 Coverage:                    Software, Semiconductors
Public Industry Coverage:       Pennsylvania/Wharton; MBA       Generalist                   (Communications ICs),
Software (Applications &        - Northwestern/Kellogg                                       Medical Devices,
Security), Technology                                           Public Industry Coverage:    Diagnostics, Life Science
Services                        Public Industry Coverage:       Media                        Tools
                                Software

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      [PHOTO]                              [PHOTO]

Ajay Diwan                            Sangeeth Peruri

Senior Vice President                 Vice President
(California)                          (California)

Joined Seligman: 2001                 Joined Seligman: 2000

Investment Experience:                Investment Experience:
14 years                              4 years

Prior Experience:                     Prior Experience:
Senior analyst covering               Analyst, Technology
data networking, optical,             Investment Banking
and wireless industries at            group at Morgan Stanley.
Goldman Sachs; analyst
covering data networking              Education:
at PaineWebber.                       BA (Economics) Phi Beta
                                      Kappa - Brown. Rotary
Education:                            Scholarship, Henry
BS (Electrical Engineering            Martyn Institute in
and Applied Physics) -                Hyderabad, India.
Case Western Reserve;
MBA (Finance) -                       Private Industry
Columbia                              Coverage:
                                      Semiconductors,
Private Industry                      Computers and
Coverage:                             Peripherals, Networking,
Networking, Wireline                  Wireline Equipment
Equipment, Data Storage
                                      Public Industry Coverage:
Public Industry Coverage:             Semiconductors,
Networking, Wireless and              Connectors, Electronic
Wireline Equipment, Data              Distribution, Contract
Storage, IT Services/ Data            Manufacturing Services
Processing


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SEPTEMBER 2005                    [GRAPHIC]